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                                                                    EXHIBIT 22.1


                            THE FOOTHILL GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT


         The following list sets forth the subsidiaries of the Company at December 31, 1993, all of which are wholly owned and are included in the Consolidated Financial Statements of the Company:



                         Name                        State of Incorporation
                         ----                        ----------------------
             Foothill Capital Corporation                 California
